POWER OF ATTORNEY                      EXHIBIT 24


Each person whose signature appears below designates and appoints WILLIAM W. SHERERTZ and MICHAEL D. MULHOLLAND, and either of them, true and lawful attorneys-in-fact and agents to sign the Annual Report on Form 10-K of Barrett Business Services, Inc., a Maryland corporation, for the year ended December 31, 1998, and to file said report, with all exhibits thereto, with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to perform every act and execute any instruments that they deem necessary or desirable in connection with said report, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 17th Day of March, 1999.


SIGNATURE                             TITLE


/s/ William W. Sherertz               President and Chief Executive Officer
William W. Sherertz                   and Director (Principal Executive Officer)


/s/ Michael D. Mulholland             Vice President-Finance and Secretary
Michael D. Mulholland                 (Principal Financial Officer)


/s/ James D. Miller                   Controller (Principal Accounting Officer)
James D. Miller


/s/ Robert R. Ames                    Director
Robert R. Ames


/s/ Herbert L. Hochberg               Director
Herbert L. Hochberg


/s/ Anthony Meeker                    Director
Anthony Meeker


/s/ Stanley G. Renecker               Director
Stanley G. Renecker


/s/ Nancy B. Sherertz                 Director
Nancy B. Sherertz